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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                ________________

                                  FORM 8-A/A
                                Amendment No. 1


         For Registration of Certain Classes of Securities Pursuant to
         Section 12(b) or 12(g) of the Securities Exchange Act of 1934


                                  OPTIKA INC.
             ------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                          Delaware                         95-4154552
          ----------------------------------------     ------------------
          (State of Incorporation or Organization)      (IRS Employer
                                                        Identification No.)

                7450 Campus Drive, 2nd Floor
                 Colorado Springs, Colorado                  80920
          ---------------------------------------        ------------
          (Address of Principal Executive Offices)         (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class           Name of Each Exchange on Which
     to be so Registered           Each Class is to be Registered
     -------------------           ------------------------------

            None                                 None

Securities to be registered pursuant to Section 12(g) of the Act:

                   Series B Preferred Stock Purchase Rights
                   ----------------------------------------
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

     Reference is hereby made to the Registration Statement on Form 8-A (File No. 000-28672) filed with the Securities and Exchange Commission on July 18, 2001 (the "Original Form 8-A") by Optika Inc., a Delaware corporation ("Optika"), relating to the Rights Agreement dated July 18, 2001 (the "Rights Agreement"), between Optika and Fleet National Bank, as rights agent. The information contained in this Form 8-A/A supplements and amends the information contained in the Original Form 8-A.

     Optika and EquiServe Trust Company, N.A., as successor to Fleet National Bank as rights agent, executed an Amended and Restated Rights Agreement, dated as of January 23, 2002 (the "Amended Agreement"), which amends and restates the Rights Agreement to, among other things, (1) delete the provision requiring that the redemption of Rights under certain circumstances be approved by a majority of the "Independent Directors" (generally defined as those directors who are not an Acquiring Person or affiliated or associated with an Acquiring Person, and who are also directors immediately prior to a person becoming an Acquiring Person or whose election has been approved by a majority of Independent Directors then on the Board of Directors), (2) delete all other requirements that certain actions be approved by a majority of Independent Directors, and (3) delete the requirement that there be at least one Independent Director in office whenever a vote of a majority of the Independent Directors is required under the agreement.

     The foregoing summary description of the changes to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, which is incorporated herein by reference to Exhibit 4.1 hereto. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Amended Agreement.

Item 2. Exhibits.

3.1 Certificate of Designation of the Series B Preferred Stock filed on July 18, 2001 (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 18, 2001).

4.1 Amended and Restated Rights Agreement dated as of January 23, 2002, by and between Optika Inc. and EquiServe Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2002).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 25, 2002                       OPTIKA INC.



                                              By: /s/ Steven M. Johnson
                                                  ----------------------------
                                                      Steven M. Johnson
                                                      Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit           Description
-------           -----------

 3.1 Certificate of Designation of the Series B Preferred Stock filed on July 18, 2001 (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 18, 2001).

 4.1 Amended and Restated Rights Agreement dated as of January 23, 2002, by and between Optika Inc. and EquiServe Trust Company, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2002).

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